UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 24, 2008

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001–33392	20–5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656–3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 24, 2008, NYSE Euronext, a Delaware corporation (“NYX”), entered into a Shareholders Agreement (the “Shareholders Agreement”) with Qatar Investment Authority, a Qatar governmental authority (“QIA”). The Shareholders Agreement represents a strategic partnership between NYX and the State of Qatar to develop the Doha Securities Market (“DSM”) as an internationally integrated financial market in the global exchange sector. Pursuant to the terms of the Shareholders Agreement, NYX has agreed to acquire a 25% ownership interest in the DSM for US$250 million in cash. The State of Qatar will retain the remaining 75% ownership of the DSM through QIA. Under the terms of the Shareholders Agreement, NYX will be responsible for providing management services and technology in accordance with terms to be negotiated by the parties and set forth in definitive documentation. The closing of the transaction is expected to take place early during the fourth quarter of 2008, subject to the completion of definitive documentation and obtaining regulatory approvals.

The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholders Agreement, which will be exhibited to and incorporated by reference within NYX’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 to be subsequently filed with the SEC. Further, on June 24, 2008, NYX and the State of Qatar issued a joint press release announcing the Shareholders Agreement and its strategic partnership relating to the DSM and jointly participated in a press briefing. A copy of the press release and transcripts of the press briefing are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively. The information in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 24, 2008, entitled “The State of Qatar and NYSE Euronext Announce Major Strategic Partnership”.

99.2	Transcripts of The State of Qatar and NYSE Euronext Strategic Partnership Press Briefing held on June 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext

Dated: June 30, 2008	By	/s/ John K. Halvey
John K. Halvey
Group Executive Vice President, General Counsel and Corporate Secretary